Exhibit 3.22(c)

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

INTELSAT LLC

This Amendment No. 1 dated as of December 11, 2009 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Intelsat LLC (the “Company”), dated as of January 28, 2005 (the “Agreement”), by Intelsat Holdings LLC as sole member of the Company (the “Member”).

WHEREAS, the Company was formed on December 22, 1999; and

WHEREAS, the Member executed the Agreement as the Company’s sole member and manager to permit certain transactions; and

WHEREAS, the Company is to be disregarded for United States Federal income tax purposes and for Luxembourg income tax purposes; and

WHEREAS, the Member wishes to amend the Agreement in certain respects; and

NOW, THEREFORE, the Agreement is amended as follows:

1.	Definitions and Construction.

1.1	Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

1.2	Rules of Construction. Unless the context otherwise requires (a) “or” is not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and ( c) words implying any gender shall apply to all genders.

2.	Amendments.

2.1	Member Approval. The Member hereby agrees to and approves of the amendments to the Agreement contemplated in this Amendment.

2.2	Amendment to Section 6.1. Section 6.1 of the Agreement is hereby amended by replacing the word “Member” with the phrase “Member in accordance with aggregate capital contributions.”

2.3	Amendment to Section6.2. Section 6.2 of the Agreement is hereby amended by (a) replacing the first instance of the word “Member” with the phrase “Member in accordance with aggregate capital contributions” and (b) replacing the second instance of the phrase “the Member” with the phrase “any Member.”

2.4	Amendment to Section 7.1. Section 7.1 of the Agreement is hereby amended by deleting paragraphs (i) through (iii) in their entirety and replacing them with the following:

(i)	a Member vote;

(ii)	a judicial decree under the Act; or

(iii)	upon the bankruptcy, dissolution or liquidation of any Member.

2.5	Amendment to Section 7.2(b). Section 7.2(b) of the Agreement is hereby amended by replacing the word “Member” With the phrase “Member in accordance with aggregate capital contributions.”

2.6	Amendment to Article VIII. Article VIII of the Agreement is hereby amended by (a) replacing the word “The” with the word “A” and (b) replacing the phrase “the consent of the Member” with the phrase “the unanimous consent of any other Member or Members.”

2.7	Amendment to Article IX. Article IX of the Agreement is hereby amended by (a) replacing the word “The” with the word “A” and (b) replacing the phrase “the consent of the Member” with the phrase “the unanimous consent of the Member or Members, as applicable.”

2.8	Amendment to Article X. Article X of the Agreement is hereby amended by (a) replacing the word “The” with the word “A” and (b) replacing the phrase “bankruptcy or dissolution of such Member” with the phrase “bankruptcy, dissolution or liquidation of such Member or any other Member.”

2.9	Amendment to definition of “Member” in Section 11.8. The definition of “Member” in Section 11.8 of the Agreement is hereby amended by replacing the phrase “each in its capacity as a member of the Company” with the phrase “each in its capacity as a member of the Company and, if the context requires, collectively, all current members of the Company appointed in accordance with the provisions of this Agreement.”

3.	Miscellaneous.

3.1	Agreement Remains. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

3.2	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

3.3	Severability. If any provision of this Amendment or the application thereof is held invalid or unenforceable to any extent, the remainder of this Amendment and the application of that provision is not affected thereby.

3.4	Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

EXECUTED as of the date first above mentioned.

INTELSAT HOLDINGS LLC

By:	/s/ Phillip Spector
	Name:	Phillip Spector
	Title:	Secretary

[Signature Page to Intelsat LLC Amendment to LLC Agreement]